Exhibit 2.1

AMENDMENT NO. 5

TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 5 TO MERGER AGREEMENT (this “Amendment”) is entered into as of February 24, 2023, by and among Better HoldCo, Inc., a Delaware corporation (the “Company”), Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (“Acquiror”), and Aurora Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”, and together with the Company and Acquiror, the “Parties”), amends that certain Agreement and Plan of Merger, dated as of May 10, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Parties. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, on October 27, 2021, November 9, 2021, November 30, 2021, and August 26, 2022, the Parties entered into Amendments No. 1, No. 2, No. 3, and No. 4, respectively, to the Merger Agreement;

WHEREAS, the Parties wish to further amend the Merger Agreement to extend the Agreement End Date; and

WHEREAS, in accordance with Section 11.11 of the Merger Agreement, the Parties may amend the Merger Agreement by written agreement in the form of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.            End Date Extension. The Parties acknowledge and agree that Section 10.1(e)(ii) (Termination—Agreement End Date) of the Merger Agreement is hereby modified and amended by deleting the text “March 8, 2023” and replacing it with the text “September 30, 2023” (the “Extension Amendment”).

2.            No Other Amendments to Merger Agreement. The Parties acknowledge and agree that, on and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect.

3.            Miscellaneous. The provisions of Sections 11.2 – 11.17 (inclusive) of the Merger Agreement are incorporated into, and shall apply to, this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties hereto as of the date first above written.

BETTER HOLDCO, INC.

By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Chief Executive Officer

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

AURORA MERGER SUB I, INC.

By:	/s/ Caroline Harding
Name: Caroline Harding
Title: Director

[Signature Page to Amendment No. 5 to the Merger Agreement]